                             Policy Number SPECIMEN

                          Insureds  JOHN DOE

                                    JANE DOE

  Initial Specified Amount  $500,000              Date of Issue  MAY 1, 2000

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

  A Stock Company          Home Office Location:  100 Madison Street, Suite 1860
                                                  Syracuse, NY

      Administrator Mailing Address:  Lincoln Life & Annuity Company of New York
                                      350 Church Street
                                      Hartford, CT 06103-1106

Lincoln Life & Annuity Company of New York ("Lincoln New York") agrees to pay the Death Benefit Proceeds to the Beneficiary upon receipt of due proof of the death of the second Insured to die. Such payment shall be made as provided under GENERAL PROVISIONS, PAYMENT OF PROCEEDS. Lincoln New York further agrees to pay the surrender value to the Owner upon surrender of the policy.

RIGHT TO EXAMINE THE POLICY. The policy may be returned to the insurance agent through whom it was purchased or to Lincoln New York 10 days after receipt of the policy (60 days after its receipt where required by law for policies issued in replacement of other insurance). During this period (the "Right-to-Examine Period"), any premium paid will be placed in the Money Market Fund and, if the policy is so returned, it will be deemed void from the Date of Issue and Lincoln New York will refund all premium paid. If the policy is not returned, the premium payment will be processed as set forth in PREMIUM AND REINSTATEMENT PROVISIONS, ALLOCATION OF NET PREMIUM PAYMENTS.

ANY BENEFITS AND VALUES PROVIDED BY THE POLICY BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE DEATH BENEFIT PROCEEDS ON THE DATE OF ISSUE EQUAL THE INITIAL SPECIFIED AMOUNT OF THE POLICY. THEREAFTER, THE DEATH BENEFIT PROCEEDS MAY VARY UNDER THE CONDITIONS DESCRIBED UNDER INSURANCE COVERAGE PROVISIONS. THE DURATION OF COVERAGE MAY BE FIXED AND/OR VARIABLE AND MAY INCREASE OR DECREASE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

The policy is issued and accepted subject to the terms set forth on the following pages, which are made a part of the policy. In consideration of the application and the payment of premiums as provided, the policy is executed by Lincoln New York as of the Date of Issue.

                     Registrar

                                        /s/ Lorry J. Stensrud

             FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY ON THE
                              LIVES OF TWO INSUREDS
          Non-Participating Variable life insurance payable upon death of the second Insured to die.
                            Adjustable Death Benefit.
              Surrender Value payable upon surrender of the policy.
        Flexible premiums payable to when the younger Insured reaches or would have reached Age 100 or the death of the second Insured to die, whichever is earlier.
      Investment results reflected in policy benefits. Premium Payments and
         Supplementary Coverages as shown in the Policy Specifications.

LN655                                  NY

                                TABLE OF CONTENTS

                                                                               PAGE*

Policy Specifications                                                            3

Schedule 1:  Surrender Charges                                                   5

Schedule 2:  Expense Charges and Fees                                            6

Schedule 3: Table of Guaranteed Maximum Cost of Insurance Rates Per $1,000       7

Schedule 4:  Corridor Percentages Table                                          8

Definitions                                                                      9

Premium and Reinstatement Provisions                                            11

Ownership, Assignment and Beneficiary Provisions                                14

Variable Account Provisions                                                     15

Policy Values Provisions                                                        16

Transfer Privilege Provision                                                    18

Optional Sub-Account Allocation Programs                                        18

Nonforfeiture and Surrender Value Provisions                                    19

Loan Provisions                                                                 20

Insurance Coverage Provisions                                                   21

General Provisions                                                              23

Followed by Optional Methods of Settlement and Any Riders

*Page 4 is intentionally "blank."

LN655                                 NY                                       2

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                  Insured  JOHN DOE

                Issue Age  35                    Premium Class  STANDARD

                  Insured  JANE DOE

                Issue Age  32                    Premium Class  STANDARD

 Initial Specified Amount  $500,000              Date of Issue  MAY 1, 2000
Minimum Specified Amount   $250,000    Monthly Anniversary Day  01


LN655 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

BENEFIT AMOUNT:        See Initial Specified Amount

DEATH BENEFIT OPTION:  Death Benefit Option is 1. (Level)

PREMIUM PAYMENTS:      Initial premium paid with application $10,000.00
                       Planned Premium $10,000.00
                       Additional premium payments may vary
                       by frequency or amount.


PAYMENT MODE:          ANNUALLY

NO-LAPSE PREMIUM:      A payment of at least $115.99 is due on the Date of
                       Issue and each Monthly Anniversary Day thereafter to guarantee the policy will not lapse. All or a portion of the remaining monthly premiums can be paid in advance at any time. If such cumulative premium payments are paid, it will prevent the policy from lapsing. (SEE PREMIUM
                       AND REINSTATEMENT PROVISIONS, NO-LAPSE PROVISION.)

NOTE: Unless the No-Lapse Provision is in effect, the policy will terminate before the younger Insured reaches or would have reached Age 100 if the actual premiums paid and investment experience are insufficient to continue coverage to such a date. Crediting of additional interest is not guaranteed and, subject to the guaranteed minimum rate. Lincoln New York has the right to change the amount of interest credited and the amount of Cost of Insurance or other expense charges deducted which may require more premium to be paid than was illustrated, or the Accumulation Values may be less than those illustrated. Loans, partial surrenders and changes in death benefit options may also affect the Specified Amount (See INDEBTEDNESS, EFFECT OF PARTIAL SURRENDERS ON ACCUMULATION VALUE AND SPECIFIED AMOUNT and INSURANCE COVERAGE PROVISIONS section.

          BASED ON PAYMENT OF THE NO-LAPSE PREMIUM, AN ADDITIONAL LUMP SUM PAYMENT MAY BE REQUIRED TO KEEP THE POLICY IN FORCE AT THE END OF THE NO-LAPSE PERIOD. THE OWNER SHOULD CONTACT THE COMPANY TO OBTAIN FOR ADDITIONAL INFORMATION ABOUT THIS.

UNDER FEDERAL LAW, THE POLICY MAY NOT QUALIFY AS LIFE INSURANCE AFTER THE YOUNGER INSURED REACHES OR WOULD HAVE REACHED AGE 100 AND MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. A TAX ADVISOR SHOULD BE CONSULTED PRIOR TO THE CONTINUATION OF THE POLICY AFTER THE YOUNGER INSURED REACHES OR WOULD HAVE REACHED AGE 100.

                                                         (Continued on page 3.1)

LN655                                 NY                                       3

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                   Insured  JOHN DOE

                 Issue Age  35                     Premium Class  STANDARD

                   Insured  JANE DOE

                 Issue Age  32                     Premium Class  STANDARD

  Initial Specified Amount  $500,000               Date of Issue  MAY 1, 2000
  Minimum Specified Amount  $250,000     Monthly Anniversary Day  01


LN655 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

(Continued from page 3)


LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: All allocations of Net Premium Payments must be made in whole percentages and in aggregate must total 100%.

LIMITS ON TRANSFERS FROM THE FIXED ACCOUNT: Transfers from the Fixed Account shall be made only within the 30 day period after an anniversary of the Date of Issue. The amount of all such transfers in any such 30 day period shall not exceed the lesser of: (a) 25% of the Fixed Account Value as of that Policy Anniversary, or (b) $250,000. (SEE TRANSFER PRIVILEGE PROVISION.)

GUARANTEED MINIMUM INTEREST RATES: The interest rate used to credit interest on the Fixed Account Value may vary but will never be less than .010746% compounded daily (4%compounded yearly).

The interest rate credited on the Loan Account may vary, but will not be less than the interest rate charged on the Loan Account, less 2% per year during Policy years 1 through 10 and less 1% per year thereafter. (As of the Date of Issue, the annual rate at which interest is credited on the Loan Account Value will be equal to the interest rate charged on the Loan Account, less 1%, on and before the 10th Policy Anniversary, and the interest rate charged on the Loan Account, less 0%, thereafter.)

LN655                                 NY                                     3.1

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                   Insured  JOHN DOE

                 Issue Age  35                      Premium Class  STANDARD

                   Insured  JANE DOE

                 Issue Age  32                      Premium Class  STANDARD

  Initial Specified Amount  $500,000                Date of Issue  MAY 1, 2000
  Minimum Specified Amount  $250,000      Monthly Anniversary Day  01


OWNER

The Insureds

BENEFICIARY

Margaret Doe, Daughter, if surviving both Insureds

LN655                                                                3A - 1 of 1

                          THIS PAGE INTENTIONALLY BLANK

                          SCHEDULE 1: SURRENDER CHARGES

The charge assessed upon full surrender of the policy will be the lesser of the Surrender Charge shown or the then current Net Accumulation Value. Upon either a partial surrender or a decrease in Specified Amount, no surrender charge is applied. An additional surrender charge table will apply to each increase in Specified Amount permitted by Lincoln New York.

                                   SURRENDER CHARGE AS OF
                POLICY YEAR       BEGINNING OF POLICY YEAR
                -----------       ------------------------
                     1                  $     2,457.50
                     2                  $     2,335.60
                     3                  $     2,208.80
                     4                  $     2,077.00
                     5                  $     1,940.00
                     6                  $     1,797.40
                     7                  $     1,649.20
                     8                  $     1,494.90
                     9                  $     1,334.30
                    10                  $     1,167.10
                    11                  $       992.80
                    12                  $       811.10
                    13                  $       621.40
                    14                  $       423.40
                    15                  $       216.40
                    16 and thereafter   $         0.00

The procedures for full and partial surrenders and the imposition of surrender charges for full surrenders are described in greater detail in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

A transaction fee of the lesser of $25 or 2% of the amount surrendered is assessed for each partial surrender and will be processed as set forth in NONFORFEITURE AND SURRENDER VALUE PROVISIONS, PARTIAL SURRENDER.

LN655                                 NY                                       5

                      SCHEDULE 2: EXPENSE CHARGES AND FEES

PREMIUM LOAD. Lincoln New York will deduct a Premium Load of 8% from each premium payment during the first 15 policy years and 5% thereafter.

MONTHLY ADMINISTRATIVE FEE. A Monthly Deduction is made on each Monthly Anniversary Day from the Net Accumulation Value. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION.) It includes an administrative fee charge, Cost of Insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee as of the Date of Issue of the policy consists of:

(a)     a fee of $10.00 per month; and

(b) a monthly charge of per $1,000 of initial Specified Amount for the first 120 months from the Date of Issue, and

(c) a monthly charge per $1,000 for any increase in Specified Amount for the first 120 months following the date of increase.

The charge(s) described in (b) and (c) will be determined using the table below and will be based on the older Insured's Age at the Date of Issue or date of any increase in Specified Amount.

                     EXPENSE CHARGE                         EXPENSE CHARGE                          EXPENSE CHARGE
       AGE            PER $1,000                AGE           PER $1,000                AGE           PER $1,000
------------------ ------------------    ------------------ ----------------      ----------------- ----------------

      0-40              0.0600                  51             0.1080                    62            0.1400
       41               0.0640                  52             0.1160                    63            0.1400
       42               0.0680                  53             0.1240                    64            0.1400
       43               0.0720                  54             0.1320                    65            0.1450
       44               0.0760                  55             0.1400                    66            0.1450
------------------ ------------------    ------------------ ----------------      ----------------- ----------------

       45               0.0800                  56             0.1400                    67            0.1450
       46               0.0840                  57             0.1400                    68            0.1450
       47               0.0880                  58             0.1400                    69            0.1450
       48               0.0920                  59             0.1400                   70+            0.1500
       49               0.0960                  60             0.1400
       50               0.1000                  61             0.1400
------------------ ------------------    ------------------ ----------------      ----------------- ----------------

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE SUB-ACCOUNTS. Lincoln New York imposes a mortality and expense risk ("M&E") charge, which is calculated as a percentage of the value of the Variable Sub-Accounts. The M&E charge is deducted from each Variable Sub-Account at the end of each Valuation Period. This charge is made daily at an equivalent annual rate of 0.80% of a Variable Sub-Account's Value.

Fund operating expenses may be deducted by each Fund as set forth in its prospectus.

TRANSFER FEE. A transaction fee of $25 may be applied by Lincoln New York to each transfer request in excess of 12 made during any Policy Year. A single transfer request, either In Writing or by telephone, may consist of multiple transactions.

LN655                                 NY                                       6

SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

                (MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)

SPECIAL NOTE: The Cost of Insurance Rate is the monthly rate charged under the policy. The Cost of Insurance Rate varies based on the sex, issue age (nearest birthday), duration and premium class of each Insured. It is determined under an actuarial formula, on file with the insurance supervisory official of the jurisdiction in which the policy is delivered, that reflects one-alive and both-alive probabilities. The rates set forth in the table below reflect the amount of the Flat Extra or the Risk Factor (substandard risk classification rates), if any, shown in the POLICY SPECIFICATIONS, and are based on the 1980 CSO Tables. The monthly Cost of Insurance Rate charged under the policy shall not exceed the applicable rate set forth in the table below for each respective duration (number of years from the Date of Issue).

                            MONTHLY                   MONTHLY                    MONTHLY
            DURATION         RATE      DURATION        RATE      DURATION         RATE
          ------------    ----------  ----------    ----------  ----------     ----------
                1            0.00         2            0.00         3            0.00034
                4            0.00         5            0.00         6            0.00097
                7            0.00         8            0.00         9            0.00199
               10            0.00        11            0.00        12            0.00559
               13            0.00        14            0.00        15            0.00951

               16            0.01        17            0.01        18            0.01432
               19            0.01        20            0.01        21            0.01852
               22            0.01        23            0.02        24            0.02508
               25            0.02        26            0.03        27            0.03830
               28            0.04        29            0.05        30            0.06119

               31            0.07        32            0.08        33            0.10171
               34            0.12        35            0.14        36            0.16945
               37            0.20        38            0.24        39            0.29087
               40            0.35        41            0.56        42            0.77627
               43            0.99        44            1.32        45            1.74827

               46            2.19        47            2.72        48            3.28096
               49            3.91        50            4.63        51            5.46308
               52            6.38        53            7.43        54            8.40643
               55            9.48        56            9.85        57           10.16255
               58           10.43        59           10.68        60           10.91958

               61           11.74        62           12.61        63           13.53432
               64           13.63        65           13.72        66           13.79463
               67           13.80        68           13.81        69           13.81850

LN655                                                                          7

                     SCHEDULE 4: CORRIDOR PERCENTAGES TABLE

The amount of the Death Benefit Proceeds must satisfy certain requirements under the Internal Revenue Code if the policy is to qualify as insurance for Federal income tax purposes. The amount of the Death Benefit Proceeds required to be paid under the Internal Revenue Code to maintain the policy as life insurance under each of the Death Benefit Options (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS) is equal to the product of the Accumulation Value and the applicable Corridor Percentage set forth below.

        ATTAINED AGE OF THE                            ATTAINED AGE OF THE
          YOUNGER INSURED           CORRIDOR             YOUNGER INSURED            CORRIDOR
         (NEAREST BIRTHDAY)        PERCENTAGE           (NEAREST BIRTHDAY)         PERCENTAGE
        --------------------   --------------------    --------------------   --------------------
                 0-40                   250%                     70                    115%
                  41                    243                      71                    113
                  42                    236                      72                    111
                  43                    229                      73                    109
                  44                    222                      74                    107
        --------------------   --------------------    --------------------   --------------------

                  45                    215                      75                    105
                  46                    209                      76                    105
                  47                    203                      77                    105
                  48                    197                      78                    105
                  49                    191                      79                    105
        --------------------   --------------------    --------------------   --------------------

                  50                    185                      80                    105
                  51                    178                      81                    105
                  52                    171                      82                    105
                  53                    164                      83                    105
                  54                    157                      84                    105
        --------------------   --------------------    --------------------   --------------------

                  55                    150                      85                    105
                  56                    146                      86                    105
                  57                    142                      87                    105
                  58                    138                      88                    105
                  59                    134                      89                    105
        --------------------   --------------------    --------------------   --------------------

                  60                    130                      90                    105
                  61                    128                      91                    104
                  62                    126                      92                    103
                  63                    124                      93                    102
                  64                    122                      94                    101
        --------------------   --------------------    --------------------   --------------------

                  65                    120                      95                    100
                  66                    119                      96                    100
                  67                    118                      97                    100
                  68                    117                      98                    100
                  69                    116                      99                    100
        --------------------   --------------------    --------------------   --------------------

LN655                                                                          8

                                   DEFINITIONS

ACCUMULATION VALUE. The sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value under the policy.

ADMINISTRATOR MAILING ADDRESS. The Administrator Mailing Address for the policy is indicated on the front cover.

AGE. The age of the subject person at her or his nearest birthday.

COST OF INSURANCE. SEE POLICY VALUES PROVISIONS, COST OF INSURANCE.

COST OF INSURANCE RATES. This term is defined in SCHEDULE 3.

DATE OF ISSUE. The date from which Policy Years, Policy Anniversaries and Age are determined. The Date of Issue is shown on the POLICY SPECIFICATIONS.

DEATH BENEFIT PROCEEDS. The amount payable to the Beneficiary upon the Second Death (defined below) in accordance with the Death Benefit Option elected. The two Death Benefit Options are described in INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS.

DUE PROOF OF DEATH. A certified copy of an official death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to Lincoln New York.

FIXED ACCOUNT. The account under which principal is guaranteed and interest is credited at a rate of not less than 4% per year. (SEE POLICY VALUES PROVISION, INTEREST CREDITED UNDER FIXED ACCOUNT.) Fixed Account assets are general assets of Lincoln New York and are held in Lincoln New York's general account.

FUND(S). The Funds in the Variable Sub-Account portfolios to which the Owner may allocate Net Premium Payments or transfers and in the shares of which such allocations shall be invested. Each Fund is an open-end management investment company registered under the 1940 Act.

GRACE PERIOD. SEE PREMIUM AND REINSTATEMENT PROVISIONS, POLICY LAPSE AND GRACE PERIOD.

IN WRITING. With respect to any notice to Lincoln New York, this term means a written form satisfactory to Lincoln New York and received by it at the Administrator Mailing Address. With respect to any notice by Lincoln New York to the Owner, any assignee or other person, this term means written notice by ordinary mail to such person at the most recent address in Lincoln New York's records.

LOAN ACCOUNT. The account in which policy indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed and/or Variable Sub-Accounts. The Loan Account is part of Lincoln New York's general account.

MONTHLY ANNIVERSARY DAY. The Day of the month, as shown in the POLICY SPECIFICATIONS, when Lincoln New York makes the Monthly Deduction, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that month.

MONTHLY DEDUCTION. The Monthly Deduction is made from the Net Accumulation Value; this deduction includes the Cost of Insurance, an administrative expense charge and charges for supplemental riders or benefits, if applicable. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION). The first Monthly Deduction is made as of the Date of Issue. Monthly Deductions occur thereafter on each Monthly Anniversary Day.

LN655                                 NY                                       9

MORTALITY AND EXPENSE RISK (M&E) RATE. A daily rate assessed by Lincoln New York as a percentage of the value of the Variable Sub-Accounts for its assumption of mortality and expense risks. The M&E Rate is specified in SCHEDULE 2.

NET ACCUMULATION VALUE. The Accumulation Value less the Loan Account Value.

NET PREMIUM PAYMENT. The portion of a premium payment, after deduction of the Premium Load as specified in SCHEDULE 2, available for allocation to the Fixed and/or Variable Sub-Accounts.

1940 ACT. The Investment Company Act of 1940, as amended.

NO-LAPSE PREMIUM: The premium required to be paid on the Date of Issue and each Monthly Anniversary Day on a cumulative basis to prevent the policy from lapsing, if the No-Lapse Provision is elected. (SEE PREMIUM AND REINSTATEMENT PROVISIONS, NO-LAPSE PROVISION.)

NYSE. New York Stock Exchange.

POLICY ANNIVERSARY. The day of the year the policy was issued, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that year.

POLICY YEAR. Each twelve-month period, beginning on the Date of Issue, during which the policy is in effect.

RIGHT-TO-EXAMINE PERIOD. SEE RIGHT TO EXAMINE THE POLICY, on the Cover of the Policy.

SEC. The Securities and Exchange Commission.

SECOND DEATH. The death of the second of the two Insureds to die.

SUB-ACCOUNT. The investment options available under this policy, including Variable Sub-Accounts and the Fixed Account.

SURRENDER VALUE. See NONFORFEITURE AND SURRENDER VALUE PROVISIONS, SURRENDER VALUE.

VALUATION DAY. Any day on which the NYSE is open for business, except a day during which trading on the NYSE is restricted or on which an SEC-determined emergency exists or on which the valuation or disposal of securities is not reasonably practicable, as determined under applicable law.

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Day and ending at the close of business on the next Valuation Day.

VARIABLE ACCOUNT. The LLANY Flexible Premium Variable Life Account R, which consists of all Variable Sub-Account(s) invested in shares of the Fund(s). Variable Account assets are separate account assets of Lincoln New York, the investment performance of which is kept separate from that of the general assets of Lincoln New York. Variable Account assets are not chargeable with the general liabilities of Lincoln New York.

VARIABLE ACCUMULATION UNIT. A unit of measure used to calculate the value of a Variable Sub-Account.

LN655                                 NY                                      10

                      PREMIUM AND REINSTATEMENT PROVISIONS

PREMIUMS. The first premium must be paid to commence coverage under this policy (See INSURANCE PROVISIONS, DATE OF COVERAGE). Additional premium may be paid subject to the requirements under ADDITIONAL PREMIUMS, at any time before the younger Insured reaches or would have reached Age 100. There is no minimum premium requirement. However, except as provided under the NO LAPSE PROVISION, the policy will lapse subject to the terms set forth in the POLICY LAPSE AND GRACE PERIOD if the Net Accumulation Value is insufficient to pay a Monthly Deduction.

PAYMENT OF PREMIUM. The initial premium is payable at the Administrator Mailing Address or to an authorized representative of Lincoln New York. All subsequent premium payments are payable at the Administrator Mailing Address.

PLANNED PREMIUM. If the Owner chooses to make periodic premium payments, Lincoln New York shall send premium reminder notices In Writing for the amounts and with the frequency elected by the Owner. Changes in the amounts or frequency of such payments will be subject to consent of Lincoln New York.

ADDITIONAL PREMIUM. In addition to any planned premium, it is possible to make additional premium payments of no less than $100 at any time before the younger Insured reaches or would have reached Age 100. Lincoln New York reserves the right to limit the amount or frequency of any such additional premium payments. If a payment of any additional premium would increase the difference between the Accumulation Value and the Specified Amount, Lincoln New York may reject the additional premium payment unless evidence of insurability is furnished to Lincoln New York and it agrees to accept the risk for both Insureds or any surviving Insured. If a payment of additional premium would cause the policy to cease to qualify as insurance for federal income tax purposes, Lincoln New York may reject all or such excess portion of the additional premium. Any additional premium payment received by Lincoln New York shall be applied as premium and not to repay any outstanding loans, unless Lincoln New York is specifically instructed otherwise In Writing by the Owner. However, any payment not designated as a premium or loan repayment will be applied to reduce policy Indebtedness if a loan is outstanding.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed and/or Variable Sub-Accounts under the policy subject to POLICY SPECIFICATIONS, LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS. The Net Premium Payment associated with the initial premium payment and any Net Premium Payments received during the Right-to-Examine Period shall be allocated upon the expiration of the Right-to-Examine Period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments shall be allocated on the same basis as the most recent Net Premium Payment unless Lincoln New York is otherwise instructed In Writing.

NO-LAPSE PROVISIONS. If elected on the application, this policy includes the No-Lapse Provisions as shown on the POLICY SPECIFICATIONS and described below. This provision is not available with Death Benefit Option 3 (See DEATH BENEFIT OPTION AMENDMENT RIDER).

A. AGE 100 NO-LAPSE PROVISION. A payment of the Age 100 No-Lapse Premium shown in the POLICY SPECIFICATIONS is due as of the Date of Issue and each Monthly Anniversary Day thereafter to guarantee the policy will not lapse before the younger Insured reaches or would have reached Age 100 if he or she is the first to die. All or a portion of the remaining monthly premiums can be paid in advance at any time. (For example, 12 times the Age 100 No-Lapse Premium shown in the POLICY SPECIFICATIONS can be paid in the beginning of a Policy Year to satisfy the requirements for that Policy Year). As long as the sum of all premium payments less any indebtedness and partial surrenders is at least equal to the sum of the Age 100 No-Lapse Premiums due since the Date of Issue, the policy will not lapse until the younger Insured reaches or would have reached Age 100 even if the Net Accumulation Value is insufficient to meet the Monthly Deductions, except as provided below.

LN655                                 NY                                      11

The Age 100 No-Lapse Provision will terminate upon the earliest of the following to occur: (a) the Age 100 No-Lapse Premium payment requirement described above is not met, (b) there is an increase in the Specified Amount, (c) there is a change in the Death Benefit Option, or (d) the younger Insured reaches or would have reached Age 100. Upon termination of the Age 100 No-Lapse Provision, if it is determined that the conditions for the 20 Year No-Lapse Provision have been satisfied, the policy will remain in force as set forth in the 20 Year No-Lapse Provision. Once the Age 100 No-Lapse Provision is terminated, it cannot be reinstated.

Monthly Deductions will be accumulated during the Age 100 No-Lapse Provision even if the Net Accumulation Value is insufficient to meet those Monthly Deductions. Cost of Insurance Rates will not be charged on any amount in excess of the Death Benefit at the beginning of the policy month. Upon termination of the Age 100 No-Lapse Provision, accumulated unpaid Monthly Deductions will need to be repaid in order to keep the policy in force.

B. 20 YEAR NO-LAPSE PROVISION. A payment of the 20 Year No-Lapse Premium shown in the POLICY SPECIFICATIONS is due as of the Date of Issue and each Monthly Anniversary Day thereafter to guarantee the policy will not lapse during the first 20 Policy Years. All or a portion of the remaining monthly premiums can be paid in advance at any time. (For example, 12 times the 20 Year No-Lapse premium shown in the POLICY SPECIFICATIONS can be paid in the beginning of a Policy Year to satisfy the requirements for that Policy Year). As long as the sum of all premium payments less any indebtedness and partial surrenders is at least equal to the sum of the 20 Year No-Lapse Premiums due since the Date of Issue, the policy will not lapse during the first 20 Policy Years even if the Net Accumulation Value is insufficient to meet the Monthly Deductions, except as provided below.

The 20 Year No-Lapse Provision will terminate upon the earliest of the following to occur: (a) the 20 Year No-Lapse Premium payment requirement described above is not met, (b) there is an increase in the Specified Amount, (c) there is a change in the Death Benefit Option, (d) the younger Insured reaches or would have reached Age 100, or (e) at the beginning of the 21st Policy Year.

The 20 Year No-Lapse Provision applies for the first 20 Policy Years only. Continuing to pay the 20 Year No-Lapse Premium amount beyond the expiration of the 20 Year No-Lapse Provision does not guarantee that the policy will not lapse. Upon termination of the 20 Year No-Lapse Provision, if it is determined that the conditions for the 10 Year No-Lapse Provision have been satisfied, the policy will remain in force as set forth in the 10 Year No-Lapse Provision. Once the 20 Year No-Lapse Provision is terminated, it cannot be reinstated.

Monthly Deductions will be accumulated during the 20 Year No-Lapse Provision even if the Net Accumulation Value is insufficient to meet those Monthly Deductions. Cost of Insurance Rates will not be charged on any amount in excess of the Death Benefit at the beginning of the policy month. Upon termination of the 20 Year No-Lapse Provision, accumulated unpaid Monthly Deductions will need to be repaid in order to keep the policy in force.

C. 10 YEAR NO-LAPSE PROVISION. A payment of the 10 Year No-Lapse Premium shown in the POLICY SPECIFICATIONS is due as of the Date of Issue and each Monthly Anniversary Day thereafter to guarantee the policy will not lapse during the first 10 Policy Years. All or a portion of the remaining monthly premiums can be paid in advance at any time. (For example, 12 times the 10 Year No-Lapse premium shown in the POLICY SPECIFICATIONS can be paid in the beginning of a Policy Year to satisfy the requirements for that Policy Year). As long as the sum of all premium payments less any indebtedness and partial surrenders is at least equal to the sum of the 10 Year No-Lapse Premiums due since the Date of Issue, the policy will not lapse during the first 10 Policy Years even if the Net Accumulation Value is insufficient to meet the Monthly Deductions, except as provided below.

The 10 Year No-Lapse Provision will terminate upon the earliest of the following to occur: (a) the 10 Year No-Lapse Premium payment requirement described above is not met, (b) there is an increase in the

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Specified Amount, (c) there is a change in the Death Benefit Option, (d) the younger Insured reaches or would have reached Age 100, or (e) at the beginning of the 11th Policy Year.

The 10 Year No-Lapse Provision applies for the first 10 Policy Years only. Continuing to pay the 10 Year No-Lapse Premium amount beyond the expiration of the 10 Year No-Lapse Provision does not guarantee that the policy will not lapse. Once the 10 Year No-Lapse Provision is terminated, it cannot be reinstated.

Monthly Deductions will be accumulated during the 10 Year No-Lapse Provision even if the Net Accumulation Value is insufficient to meet those Monthly Deductions. Cost of Insurance Rates will not be charged on any amount in excess of the Death Benefit at the beginning of the policy month. Upon termination of the 10 Year No-Lapse Provision, accumulated unpaid Monthly Deductions will need to be repaid in order to keep the policy in force.

NO-LAPSE PROVISION GRACE PERIOD. A period of at least 61 days will be granted for the No-Lapse Premiums if on any Monthly Anniversary Day it is determined that the selected No-Lapse Premium or the No-Lapse Premium for any shorter duration has not been met. At least 31 days before the end of that period, Lincoln New York will notify the Owner of the amount of premium necessary to maintain the No-Lapse Provision. If the policy is terminated, the No-Lapse Provision will also terminate.

COVERAGE DATE. The Planned Premium amount as shown in the Policy Specifications page, payable in accordance with the payment mode specified, may not continue the policy in force until the Policy Anniversary after the younger Insured reaches or would have reached Age 100 even if the amount is paid as scheduled. The duration for which the policy for which the policy will continue will depend upon:

1.      The amount, timing, and frequency of premium payment;

2.      Changes in the Specified Amount and Death Benefit Options;

3.      Changes in current interest credits and insurance costs;

4.      Changes in deductions for riders, if any; and

5.      Partial Surrenders and loans.

POLICY LAPSE AND GRACE PERIOD. Except as provided under the NO-LAPSE PROVISION, if on any Monthly Anniversary Day the Net Accumulation Value is insufficient to cover the current Monthly Deduction, or if the amount of indebtedness exceeds Accumulation Value less Surrender Charges, Lincoln New York shall send a notice In Writing to the Owner and any assignee of record. Such notice shall state the amount which must be paid to avoid termination. The Net Premium Payment due will be at least equal to (a) the amount by which the Monthly Deduction Amount exceeds the Net Accumulation Value, or (b) the amount by which the indebtedness exceeds the Accumulation Value, less Surrender Charges, and (c) enough additional premium to maintain the policy in force for at least two months.

If the amounts set forth in the notice are not paid to Lincoln New York on or before the day that is the later of (a) 31 days after the date of mailing of the notice, and (b) 61 days after the Monthly Anniversary Day with respect to which such notice applies (together, the "Grace Period"), then the policy shall terminate. All coverage under the policy will then lapse without value.

REINSTATEMENT. After the policy has lapsed due to the failure to make a necessary payment before the end of an applicable Grace Period, the policy may be reinstated if both Insureds are living provided (a) the policy has not been surrendered, (b) there is an application for reinstatement In Writing, (c) evidence of insurability is furnished to Lincoln New York and it agrees to accept the risk as to both Insureds, (d) enough premium is paid to keep the policy in force for at least 2 months, and (e) any accrued loan interest is paid. If only one of the Insureds is living at the time of lapse, the policy will be reinstated subject to evidence of insurability of the living Insured. The reinstated policy shall be effective as of the Monthly

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Anniversary Day after the date on which Lincoln New York approves the application for reinstatement. The Net Premium Payment and any loan repayment upon reinstatement will be allocated as set forth under ALLOCATION OF NET PREMIUM PAYMENTS and LOAN PROVISIONS, LOAN ACCOUNT and LOAN REPAYMENT. Upon reinstatement, the surrender charges assessed at the time of lapse will be credited to the Accumulation Value (in proportion to the then current allocation of Net Premium Payments), and the surrender charges set forth in SCHEDULE 1 will be reinstated as of the Policy Year in which the policy lapsed.

                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the POLICY SPECIFICATIONS. If no person is designated as Owner, the Insureds will be the Owner.

RIGHTS OF OWNER. So long as one of the Insureds is alive and except as provided below, the Owner may exercise all rights and privileges under the policy including the right to: (a) release or surrender the policy to Lincoln
New York, (b) agree with Lincoln New York to any change in or amendment to the policy, (c) transfer all rights and privileges to another person,
(d) change the Beneficiary, and (e) assign the policy.

The Owner may exercise any rights and privileges under the policy without the consent of any designated Beneficiary if the Owner has reserved the right to change the Beneficiary. If there is an assignment of the policy recorded with Lincoln New York, the Owner may exercise the rights and privileges under the policy only with the consent of the recorded assignee.

Unless provided otherwise, if the Owner is a person other than an Insured and dies before the Second Death, all of the rights and privileges of the Owner under the policy shall vest in the Owner's executors, administrators or assigns.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of the Owner. On the date of transfer, the transferee shall become the Owner and shall have all the rights and privileges of the Owner. The Owner may revoke any transfer before the date of transfer.

A transfer, or a revocation of transfer, shall be In Writing and shall take effect the later of the date of transfer specified by the Owner or the date it is signed by Lincoln New York, and any payment made or any action taken or allowed by Lincoln New York before such time in reliance on the recorded ownership of the policy shall be without prejudice to Lincoln New York.

Unless otherwise directed by the Owner, with the consent of any assignee recorded with Lincoln New York, a transfer shall not affect the interest of any Beneficiary designated before the date of transfer.

ASSIGNMENT. Assignment of the policy shall be In Writing and shall be effective when Lincoln New York receives it. Lincoln New York shall not be responsible for the validity or sufficiency of any assignment. An assignment of the policy shall remain effective only so long as the assignment remains in force. If an assignment so provides, it shall transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Date of Issue shall be the person designated in the POLICY SPECIFICATIONS. Unless provided otherwise, the interest of any Beneficiary who dies before the Second Death shall vest in the Owner or the Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY. The Beneficiary may be changed from time to time. Unless provided otherwise, the right to change the Beneficiary is reserved to the Owner. A request for change of Beneficiary shall be In Writing, signed by the Owner and, if a beneficiary designation is irrevocable, the irrevocable beneficiary's written consent is required before a change is effective. A change of Beneficiary shall be effective, retroactive to the date of request, only when the change is received by Lincoln New York, and any payment made or any action taken or allowed by Lincoln New York before such time in reliance on its records as to the identity of the Beneficiary shall be without prejudice to Lincoln New York.

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                           VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND VARIABLE SUB-ACCOUNTS. Assets invested on a variable basis are held in the separate account ("Variable Account") which is designated in the DEFINITIONS of the policy. The separate account was established by a resolution of Lincoln New York's Board of Directors as a "separate account" under the insurance law of the State of New York, Lincoln New York's state of domicile and is registered as a unit investment trust under the 1940 Act. The assets of the Variable Account (except assets in excess of the reserves and other contract liabilities of the Variable Account) shall not be chargeable with liabilities arising out of any other business conducted by Lincoln New York and the income, gains or losses from the Variable Account assets shall be credited or charged against the Variable Account without regard to the income, gains or losses of Lincoln New York. The Variable Account assets are owned and controlled exclusively by Lincoln New York, and Lincoln New York is not a trustee with respect to such assets.

The Variable Account is divided into Variable Sub-Accounts. The assets of each Variable Sub-Account shall be invested fully and exclusively in shares of the appropriate Fund for such Variable Sub-Account. The investment performance of each Variable Sub-Account shall reflect the investment performance of the appropriate Fund. For each Variable Sub-Account, Lincoln New York shall maintain Variable Accumulation Units as a measure of the investment performance of the Fund shares held in such Variable Sub-Account.

Subject to any vote by persons entitled to vote thereon under the 1940 Act, Lincoln New York may elect to operate the Variable Account as a management company instead of a unit investment trust under the 1940 Act or, if registration under the 1940 Act is no longer required, to deregister the Variable Account.

In the event of such a change, Lincoln New York shall endorse the policy to reflect the change and may take any other necessary or appropriate action required to effect the change. Any changes in the investment policies of the Variable Account shall first be approved by the Insurance Superintendent of New York and approved or filed, as required, in any other state or other jurisdiction where the policy was issued.

INVESTMENTS OF THE VARIABLE SUB-ACCOUNTS. All amounts allocated or transferred to a Variable Sub-Account will be used to purchase shares of the appropriate Fund. Each Fund Group shall at all times be registered under the 1940 Act as an open-end management investment company. The Funds available for investment and for which Variable Sub-Accounts have been established as of the Date of Issue are listed in the application. Lincoln New York, after due consideration of appropriate factors, may add additional Funds and Fund Groups at any time or may eliminate or substitute Funds or Fund Groups in accordance with FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by Lincoln New York from a Variable Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

INVESTMENT RISK. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund Group's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. If a particular Fund ceases to be available for investment, or Lincoln New York determines that further investment in the particular Fund is not appropriate in view of the purposes of the Variable Account (including without limitation that it is not appropriate in light of legal, regulatory or federal income tax considerations), Lincoln New York may withdraw the particular Fund as a possible investment in the Variable Account and may substitute shares of a new or different Fund for shares of the withdrawn Fund. Lincoln New York shall obtain any necessary regulatory or other approvals including prior authorization of the Insurance Superintendent of New York. Lincoln New York may make appropriate endorsements to the policy to the extent reasonably required to reflect any withdrawal or substitution.

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                            POLICY VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value equals the sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) the amount of any partial surrenders, (c) any increases or decreases as a result of market performance in the Variable Sub-Accounts, (d) interest credited under the Fixed Account, (e) interest credited under the Loan Account, (f) monthly deductions, and (g) all expenses and fees as specified under SCHEDULE 2.

FIXED ACCOUNT VALUE. The Fixed Account value, if any, with respect to the policy, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the portion of the Monthly Deductions applied to the Fixed Account and less any partial surrenders or amounts transferred from the Fixed Account.

INTEREST CREDITED UNDER FIXED ACCOUNT. Lincoln New York will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will be the greater of: (a) a compounded daily rate of 0.010746% (equivalent to a compounded annual rate of 4%), or (b) a rate determined by Lincoln New York from time to time. Such rate will be established on a prospective basis and, once credited, such interest will be nonforfeitable.

LOAN ACCOUNT VALUE. The Loan Account value, if any, with respect to the policy, is the amount of any outstanding loan(s), including any interest charged on the loan(s). (SEE LOAN PROVISIONS, LOAN ACCOUNT.)

INTEREST RATE CREDITED ON LOAN ACCOUNT. The interest rate credited on the Loan Account may vary, but will not be less than the interest rate charged on the loan account less 2% per year during Policy years 1 through 10 and less 1% per year thereafter. (SEE the POLICY SPECIFICATIONS for the rate in effect as of the Date of Issue.)

Such loan interest amount will be transferred into the Fixed and/or Variable Sub-Accounts in proportion to the then current Net Accumulation Value, unless the Owner and Lincoln New York agree otherwise.

VARIABLE ACCOUNT VALUE. The Variable Account value, if any, with respect to the policy, for any Valuation Period is equal to the sum of the then stated values of all Variable Sub-Accounts under the policy. A Variable Accumulation Unit is a unit of measure used in the calculation of the value of each Variable Sub-Account. The stated value of each Variable Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Sub-Account with respect to the policy by the Variable Accumulation Unit Value of the particular Variable Sub-Account for such Valuation Period.

VARIABLE ACCUMULATION UNIT VALUE. All or part of a Net Premium Payments allocated or transferred to a Variable Sub-Account is converted into Variable Accumulation Units. The number of units will be calculated by dividing each amount allocated, transferred, distributed or redeemed by the Accumulation Unit Value of the appropriate Variable Sub-Account at the end of the Valuation Period in which it is received. The Accumulation Unit Value for each Variable Sub-Account was initially established at $10.00. It may thereafter increase or decrease from one Valuation Period to the next. The Variable Accumulation Unit value for a Variable Sub-Account for any later Valuation Period is determined as follows:

1. The total value of Fund shares held in the Variable Sub-Account is calculated by multiplying the number of Fund shares owned by the Variable Sub-Account at the end of the preceding Valuation Period by the net asset value per share of the Fund at the end of the current Valuation Period and adding any dividend or other distribution of the Fund earned during the Valuation Period; minus

LN655                                 NY                                      16

2. The liabilities of the Variable Sub-Account at the end of the Valuation Period; such liabilities include daily charges imposed on the Variable Sub-Account and may include a charge or credit with respect to any taxes paid or reserved for by Lincoln New York that Lincoln New York determines result from the operations of the Variable Account; and

3. The difference between the values obtained under steps (1) and (2) is divided by the number of Variable Accumulation Units for that Variable Sub-Account outstanding at the beginning of the current Valuation Period.

The daily charges imposed on a Variable Sub-Account for any Valuation Period are equal to the M&E charge multiplied by the number of calendar days in the Valuation Period.

The accumulation unit value may increase or decrease from Valuation Period to Valuation Period.

COST OF INSURANCE. The Cost of Insurance is determined monthly. Such cost is calculated as (1), multiplied by the result of (2) minus (3), where:

(1)   is the Cost of Insurance Rate as described in COST OF INSURANCE RATES,

(2) is the Death Benefit at the beginning of the policy month, divided by 1.0032737, and

(3) is the Accumulation Value at the beginning of the policy month prior to the deduction for the monthly Cost of Insurance.

COST OF INSURANCE RATES. The Cost of Insurance Rates are determined from time to time by Lincoln New York based on its expectations of future mortality, Fixed Account investment earnings, persistency, and expenses, and vary as set forth in
SCHEDULE 3. The actuarial formula used to make such determination has been filed with the insurance supervisory official of the jurisdiction in which the policy is delivered. A portion of such Cost of Insurance rates may represent a recovery of expenses associated with the administration of the policy; such recovery may be greater in the early policy years. Any change in Cost of Insurance Rates will be determined in accordance with the procedures and standards on file with the Insurance Superintendent of New York and will apply to all individuals of the same class as the Insured. The Cost of Insurance Rates shall not exceed the amounts described in SCHEDULE 3.

MONTHLY DEDUCTION. Each month, on the Monthly Anniversary Day, Lincoln New York will deduct the Monthly Deduction by withdrawing the amount from the Fixed and Variable Sub-Accounts in proportion to which the balances invested in such Fixed and Variable Sub-Accounts bear to the Net Accumulation Value as of the date on which the deduction is made. The Monthly Deduction for a policy month will be calculated as Charge (1) plus Charge (2) where:

CHARGE (1)    is the Cost of Insurance (as described in COST OF INSURANCE) and the cost of any supplemental riders or optional benefits, and

CHARGE (2)    is the Monthly Administrative Fee as described under SCHEDULE 2.

BASIS OF COMPUTATIONS. The Cost of Insurance Rates are guaranteed to be no greater than that calculated based on the applicable 1980 Commissioners Standard Ordinary Mortality Table (Age nearest birthday).

All policy values are at least equal to that required by the jurisdiction in which the policy is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.

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                          TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while the policy is in force, other than during the Right-to-Examine Period, the Owner has the right to transfer amounts among the Fixed and Variable Sub-Accounts then available under the policy. All such transfers are subject to the following provisions. Transfers may be made In Writing, or by telephone if telephone transfers have been previously authorized In Writing. Transfer requests must be received at the Administrator Mailing Address prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business. Lincoln New York shall not be responsible for (a) any liability for acting in good faith upon any transfer instructions given by telephone, or (b) the authenticity of such instructions. A single transfer request, either In Writing or by telephone, may consist of multiple transactions.

Transfers from the Fixed Sub-Account are subject to the POLICY SPECIFICATIONS, LIMITS ON TRANSFERS. Transfers to the Fixed Sub-Account will earn interest as specified under POLICY VALUES PROVISIONS, INTEREST CREDITED UNDER FIXED ACCOUNT. Transfers involving Variable Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit values of the applicable Variable Sub-Account for the Valuation Period during which the transfer is effective.

Unless otherwise changed by Lincoln New York to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfer requests may be made during any Policy Year without charge, however, for each transfer request in excess of 12, a transfer fee as set forth in SCHEDULE 2 may be deducted on a pro-rata basis from the Fixed and/or Variable Sub-Accounts from which the transfer is being made; (b) The amount being transferred may not be less than $100 unless the entire value of the Fixed or Variable Sub-Account is being transferred; (c) The amount being transferred may not exceed Lincoln New York's maximum amount limit then in effect; (d) Transfers among the Variable Sub-Accounts or from a Variable Sub-Account to the Fixed Account can be made at any time; (e) Transfers involving Variable Sub-Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds; and (f) Any value remaining in the Fixed or a Variable Sub-Account following a transfer may not be less than $100.

If the investment strategy of a Variable Sub-Account were changed, the Owner may transfer the amount in that Variable Sub-Account to the Fixed Account without a transfer charge, even if the 12 transfers have already been used. Moreover, no transfer charge will be imposed when the Owner, in accordance with INSURANCE COVERAGE PROVISIONS, RIGHT TO CONVERT and GENERAL PROVISIONS, CHANGE OF PLAN, exchanges the policy for an equivalent fixed account policy, even if the 12 free transfers have already been used.

                    OPTIONAL SUB-ACCOUNT ALLOCATION PROGRAMS

PROGRAM PARTICIPATION. The Owner may elect to participate in programs providing for Dollar Cost Averaging or Automatic Rebalancing, but may participate in only one program at any time.

DOLLAR COST AVERAGING. Dollar Cost Averaging systematically transfers specified dollar amounts from the Money Market Sub-Account. Transfer allocations may be made to one or more of the Sub-Accounts on a monthly or quarterly basis. By making allocations on a regularly scheduled basis, instead of on a lump sum basis, exposure to market volatility may be reduced. Dollar Cost Averaging will not assure a profit or protect against a declining market. If Dollar Cost Averaging is elected, the value in the Money Market Sub-Account must be at least $1,000 initially. The minimum amount that may be allocated is $50 monthly.

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An election for Dollar Cost Averaging is effective after receipt at the
Administrative Mailing Address of a request from the Owner, In Writing, or by telephone, if adequately authenticated. An election is effective within 10 business days, but only if there is sufficient value in the Money Market Sub-Account. Lincoln New York may, in its sole discretion, waive Dollar Cost Averaging minimum deposit and transfer requirements. Currently, there is no charge for Dollar Cost Averaging, but Lincoln New York reserves the right to impose a charge.

Dollar Cost Averaging terminates automatically: (a) if the number of designated transfers has been completed; (b) if the value in the Money Market Sub-Account is insufficient to complete the next transfer; (c) one week after receipt at the Administrative Mailing Address of a request for termination In Writing, or by telephone, if adequately authenticated; or (d) if the policy is surrendered.

AUTOMATIC REBALANCING. Automatic Rebalancing periodically restores the percentage of policy value allocated to each Variable Sub-Account to a level pre-determined by the Owner (e.g. 20% Money Market, 50% Growth, 30% Utilities). The Fixed Account is not subject to rebalancing. The pre-determined level is the allocation initially selected on the application, until changed by the Owner. If Automatic Rebalancing is elected, all Net Premium Payments allocated to the Variable Sub-Accounts will be subject to Automatic Rebalancing. Currently, there is no charge for Automatic Rebalancing, but Lincoln New York reserves the right to impose a charge.

The Owner may elect Automatic Rebalancing on a quarterly, semi-annual or annual basis. Automatic Rebalancing may be elected, terminated or the allocation may be changed at any time by the Owner, effective within 10 business days of receipt of a request at the administrator mailing address In Writing or by telephone, if adequately authenticated.

                  NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER. Surrender of the policy is effective on the business day of receipt by Lincoln New York of the policy and a request for surrender In Writing, provided that at the time of such receipt the policy is in force.

SURRENDER VALUE. The amount payable on surrender of the policy (the "Surrender Value") shall be the Net Accumulation Value less any accrued loan interest not yet charged, and less any Surrender Charges as determined under the provision of
SCHEDULE 1.

The Surrender Value shall be paid by Lincoln New York in a lump sum or as provided under the OPTIONAL METHODS OF SETTLEMENT rider. Any deferment of payments by Lincoln New York will be subject to GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

CONTINUATION OF COVERAGE. If at least one Insured is still living when the younger Insured becomes or would have become age 100 and the policy has not lapsed or been surrendered, the Variable Account Value, if any, will be transferred to the Fixed Account on the next Monthly Anniversary Day after the younger Insured becomes or would have become age 100. No further Monthly Deductions, premium payments (except as needed to keep the policy from lapsing), expense charges, administrative or policy fee will be made and the policy will remain in force until it is surrendered or the Death Benefit Proceeds become payable.

PARTIAL SURRENDER. A partial surrender may be made from the Policy on any Valuation Day in accordance with the following as long as the policy is in force and may continue to be made after the younger Insured reaches or would have reached Age 100. A partial surrender must be requested In Writing or, if previously authorized, by telephone. A partial surrender may only be made if the amount of the partial

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            NONFORFEITURE AND SURRENDER VALUE PROVISIONS (CONTINUED)

surrender, including the transaction fee, is (a) not less than $525; (b) not more than 90% of the Surrender Value of the policy as of the end of the Valuation Period ending on the Valuation Day on which the request is accepted by Lincoln New York; and (c) would not cause the Specified Amount to decline below the Minimum Specified Amount set forth in the POLICY SPECIFICATIONS. The amount of the partial surrender and the $25 transaction fee (as indicated in Schedule 1: Surrender Charges) shall be withdrawn from the Fixed and/or Variable Sub-Accounts in proportion to the balances invested in such Sub-Accounts and will be made against the most recent increases first, then against the recent increases successively.

Any surrender results in a withdrawal of funds from all of the Fixed and/or Variable Sub-Accounts. Any surrender from a Variable Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of the surrender equal to the total amount by which the Variable Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit value of the Variable Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

EFFECT OF PARTIAL SURRENDERS ON ACCUMULATION VALUE AND SPECIFIED AMOUNT. As of the end of the Valuation Day on which there is a partial surrender, (a) the Accumulation Value shall be reduced by the sum of (i) the amount of the partial surrender, plus (ii) the transaction fee specified in SCHEDULE 1; and (b) if DEATH BENEFIT OPTION 1 is in effect, the Specified Amount shall be reduced by the amount of the partial surrender.

                                 LOAN PROVISIONS

POLICY LOANS. If the policy has Surrender Value, Lincoln New York will grant a loan against the policy provided: (a) a proper loan agreement is executed and
(b) a satisfactory assignment of the policy to Lincoln New York is made. Loans may continue to be made after the younger Insured reaches or would have reached age 100. The loan may be for any amount up to 100% of the then current Surrender Value; however, Lincoln New York reserves the right to limit the amount of such loan so that total indebtedness will not exceed 90% of the then current Accumulation Value less the Surrender Charge as set forth under SCHEDULE 1. The amount borrowed will be paid within seven days of Lincoln New York's receipt of such request, except as Lincoln New York may be permitted to defer the payment of amounts as specified under GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

The minimum loan amount is $500. Lincoln New York reserves the right to modify this amount in the future. Lincoln New York will withdraw such loan from the Fixed and/or Variable Sub-Accounts in proportion to the then current account values, unless the Owner instructs Lincoln New York otherwise.

LOAN ACCOUNT. The amount of any loan will be transferred out of the Fixed and/or Variable Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

LOAN REPAYMENT. The outstanding loan balance (i.e. indebtedness) may be repaid at any time during the lifetime of either Insured, however, the minimum loan repayment is $100 or the amount of the outstanding indebtedness, if less. The Loan Account will be reduced by the amount of any loan repayment. Any repayment of indebtedness, other than loan interest, will be allocated to the Fixed and/or Variable Sub-Accounts in the same proportion in which Net Premium Payments are currently allocated, unless the Owner and Lincoln New York agree otherwise In Writing.

INTEREST RATE CHARGED ON LOAN ACCOUNT. Interest charged on the Loan Account will be at a rate equivalent to 8% per year, payable in arrears.

Interest charged on the Loan Account is payable annually on each Policy Anniversary or as otherwise agreed In Writing by the Owner and Lincoln New York. Such loan interest amount, if not paid when due, will

LN655                                 NY                                      20
be transferred out of the Fixed and/or Variable Sub-Accounts in proportion to the then current Net Accumulation Value and into the Loan Account, unless both the Owner and Lincoln New York agree otherwise.

INDEBTEDNESS. The term "indebtedness" means money which is owed on this policy due to an outstanding loan and interest accrued thereon, but not yet charged. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and may have a permanent effect on the Death Benefit Proceeds. Any indebtedness at time of settlement will reduce the proceeds payable under the policy. A policy loan reduces the then current Net Accumulation Value under the policy while repayment of a loan will cause an increase in the then current Net Accumulation Value. The Owner should consult a tax advisor prior to taking a loan.

If at any time the total indebtedness against the policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less surrender charge, a notice will be sent at least 31 days before the end of the grace period to the Owner and to assignees, if any, that this policy will terminate unless the indebtedness is repaid. The policy will thereupon terminate without value subject to the conditions in PREMIUM AND REINSTATEMENT PROVISIONS, POLICY LAPSE AND GRACE PERIOD.

                          INSURANCE COVERAGE PROVISIONS

DATE OF COVERAGE. The date of coverage will be the Date of Issue provided the initial premium has been paid and the policy has been accepted by the Owner (1) while both Insureds are alive and (2) prior to any change in health and insurability as represented in the application.

For any insurance that has been reinstated, the date of coverage will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by Lincoln New York, provided both of the Insureds are alive on such day. (SEE PREMIUM AND REINSTATEMENT PROVISIONS, REINSTATEMENT.)

TERMINATION OF COVERAGE. All coverage under the policy terminates on the first to occur of the following:

1.      Surrender of the policy;

2.      Death of the second of the Insureds to die; and

3. Failure to pay the amount of premium necessary to avoid termination before the end of any applicable Grace Period.

No action by Lincoln New York after such a termination of the policy, including any Monthly Deduction made after termination of coverage, shall constitute a reinstatement of the policy or waiver of the termination. Any such deduction will be refunded.

DEATH BENEFIT PROCEEDS. If both Insureds die while the policy is in force, Lincoln New York shall pay Death Benefit Proceeds equal to the greater of (i) the amount determined under the Death Benefit Option in effect at the time of the Second Death, or (ii) an amount determined by Lincoln New York equal to that required by the Internal Revenue Code to maintain the contract as a life insurance policy (SEE SCHEDULE 4.)

DEATH BENEFIT OPTIONS. Following are the Death Benefit Options available under the policy:

        DEATH BENEFIT OPTION 1:

        THE SPECIFIED AMOUNT. The Specified Amount on the Second Death, less any indebtedness and partial surrenders.

LN655                                 NY                                      21

        DEATH BENEFIT OPTION 2:

        SUM OF THE SPECIFIED AMOUNT AND THE ACCUMULATION VALUE. The sum of the Specified Amount plus the Net Accumulation Value as of the Valuation Day immediately after the Second Death, less loan interest accrued but not yet charged.

Unless DEATH BENEFIT OPTION 2 is elected, the Owner will be deemed to have elected DEATH BENEFIT OPTION 1.

CHANGES IN SPECIFIED AMOUNT AND DEATH BENEFIT OPTION. Unless provided otherwise, a change in Specified Amount or Death Benefit Option may be effected any time while this policy is in force, subject to (a) the consent of Lincoln New York,
b) all such changes must be requested In Writing on a form satisfactory to Lincoln New York and filed at the Administrator Mailing Address, and (c) the following conditions:

CHANGES IN SPECIFIED AMOUNT:

1. If a decrease in the Specified Amount is requested, the decrease will become effective on the Monthly Anniversary Day that coincides with or next follows the receipt of the request provided any requirements, as determined by Lincoln New York, are met.

        In such event, Lincoln New York will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, Lincoln New York reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the POLICY SPECIFICATIONS.

2.      If an increase in the Specified Amount is requested:

        (a) a supplemental application must be submitted and evidence of insurability of both Insureds satisfactory to Lincoln New York must be furnished; and

        (b) any other requirements as determined by Lincoln New York must be met.

        If Lincoln New York approves the request, the increase will become effective upon (i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by Lincoln New York and
        (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed and/or Variable Sub-Accounts) of the first month's Cost of Insurance for the increase, provided both Insureds are alive on such day.

        The minimum amount of increase in Specified Amount is $1,000; there is no limit in the maximum amount of increase in Specified Amount. A supplemental application must be submitted and evidence of insurability satisfactory to underwriting requirements must be met for any increase in Specified Amount.

CHANGES IN DEATH BENEFIT OPTION:

1.      On a change from DEATH BENEFIT OPTION 1 to DEATH BENEFIT OPTION 2:

        The Specified Amount will be reduced by the Accumulation Value as of the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

2.      On a change from DEATH BENEFIT OPTION 2 to DEATH BENEFIT OPTION 1:

        The Specified Amount will be increased by the Accumulation Value and the date of the change will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

Lincoln New York will not allow a decrease in the amount of insurance below the minimum amount required to maintain this contract as a life insurance policy under the Internal Revenue Code.

LN655                                 NY                                      22

RIGHT TO CONVERT. The Owner may convert this policy to a substantially comparable flexible premium adjustable life insurance policy without evidence of insurability for an amount of insurance not exceeding the death benefit of the variable life insurance policy on the date of conversion.

PAID-UP INSURANCE OPTION. At any time, the Owner may transfer all of the Variable Account Value to the Fixed Account and then surrender the policy for reduced guaranteed nonparticipating paid-up insurance. No monthly administrative fees would apply to such paid-up insurance. The amount of paid-up insurance will be that which the surrender value will purchase when applied as a net single premium at the Insured's then attained age using the guaranteed interest and mortality basis set forth under the "Basis of Computations" provision of the policy. The paid-up insurance will not include any supplementary or additional benefits provided by rider under the original policy.

                               GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application shall be deemed representations and not warranties. No statement may be used in defense of a claim under the policy unless it is contained in the application and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of Lincoln New York may execute or modify the policy.

The policy is executed at the Administrator Mailing Address located on the front cover of the policy.

NON-PARTICIPATION. The policy is not entitled to share in surplus distribution.

NOTICE OF CLAIM. Due Proof of Death must be furnished to Lincoln New York as soon as reasonably practicable after the death of each Insured. Such notice shall be given to Lincoln New York In Writing by or on behalf of the Owner.

PAYMENT OF PROCEEDS. Proceeds, as used in this policy, means the amount payable
(a) upon the surrender of this policy, or (b) upon the Second Death.

The amount payable upon receipt of due proof of the Second Death will be the Death Benefit Proceeds as of the date of death. (See INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT PROCEEDS.) Death Benefit Proceeds are payable at the Administrator Mailing Address upon the Second Death subject to the receipt of Due Proof of Death for both Insureds. If the Second Death occurs during the GRACE PERIOD, Lincoln New York will pay the Death Benefit Proceeds for the Death Benefit Option in effect immediately prior to the GRACE PERIOD reduced by any overdue monthly deductions.

If the policy is surrendered, the proceeds will be the Surrender Value described in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

The proceeds are subject to the further adjustments described in the following provisions:

1.      Misstatement of Age or Sex;

2.      Incontestability; and

3.      Suicide.

When settlement is made, Lincoln New York may require return of the policy.

LN655                                 NY                                      23

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of Lincoln New York's receipt of such request. However, payment of amounts from the Variable Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, Lincoln New York reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by Lincoln New York; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE OR SEX. If the age or sex of either of the Insureds is misstated, Lincoln New York will adjust all benefits to the amounts that would have been purchased for the correct ages and sexes according to the basis specified in the "Table of Guaranteed Maximum Life Insurance Rates."

SUICIDE. If either Insured commits suicide within 2 years from the Date of Issue, the surviving Insured may convert this policy to a single life flexible variable life insurance policy. If the second of the Insureds to die commits suicide within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of premiums paid, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders. If the second of the Insureds to die commits suicide within 2 years from the date of any increase in the Specified Amount as requested by the Owner, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance and the amount of insurance will be limited to the amount of Death Benefit Proceeds applicable before such increase was made.

INCONTESTABILITY. Except for nonpayment of Monthly Deductions, this policy will be incontestable after it has been in force during the lifetime of either Insured for 2 years from its Date of Issue. This means that Lincoln New York will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the lifetime of either Insured.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.

EFFECT ON PREMIUM AND ACCUMULATION VALUE PROVISIONS UPON THE DEATH OF THE FIRST INSURED TO DIE. There will be no changes in the status and Accumulation Value of this policy upon the death of the first Insured to die.

ANNUAL REPORT. Lincoln New York will send a report to the Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current Death Benefit Proceeds, (b) the current policy values, (c) premiums paid and all deductions made since the last report, (d) outstanding policy loans, and (e) any other information required by the Insurance Superintendent of New York.

PROJECTION OF BENEFITS AND VALUES. Lincoln New York will provide a projection of illustrative future Death Benefit Proceeds and values to the Owner, annually, upon written request. If the Owner requests these reports more frequently than annually, a service fee not to exceed $25.00 may be charged.

CHANGE OF PLAN. This policy may be exchanged for another policy only if the Company consents to the exchange and all requirements for the exchange, as determined by the Company, are met.

LN655                                 NY                                      24

However, The Owner may exchange the policy for separate single life policies on each of the Insureds under any of the following circumstances: 1) a change in the Internal Revenue Code (IRC) that would result in a less favorable tax treatment of the Insurance provided under the policy, 2) the Insureds are legally divorced while the policy is inforce, or 3) the Insureds' business is legally dissolved while the policy is inforce.

Such a policy split is subject to all of the following conditions: 1) both Insureds are alive and the policy is inforce at the time of the change in circumstances noted above, 2) evidence of insurability satisfactory to Lincoln New York is furnished, unless a) the exchange is applied for within twelve months of the enactment of the change in the IRC, or b) the exchange is applied for within 24 months of the date of legal divorce with the split to become effective after 24 months following the date of legal divorce, 3) the amount of insurance of each new policy is not larger than one half of the Amount of Insurance then in force under the policy unless agreed to by the Company, and 4) any other requirements as determined by Lincoln New York are met.

The new policy will not take effect until the date all such requirements are met. The premium for each new policy is determined according to Lincoln New York's rates then in effect for that policy based on each Insured's then attained age and sex.

POLICY CHANGES - APPLICABLE LAW. This policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, Lincoln New York reserves the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by Lincoln New York. Further, Lincoln New York reserves the right to make changes in this policy or to make distributions from the policy to the extent it deems necessary, in its sole discretion, to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. The Owner will be given advance written notice of such changes.

LN655                                 NY                                      25

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

          FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY ON THE LIVES
                                 OF TWO INSUREDS
                Non-Participating Variable life insurance payable
                    upon death of the second Insured to die.

                            Adjustable Death Benefit.

                  Surrender Value payable upon surrender of the
                                     policy.

          Flexible premiums payable to when the younger Insured reaches or would have reached Age 100 or the death of the
                  second Insured to die, whichever is earlier.

                Investment results reflected in policy benefits.
                 Premium Payments and Supplementary Coverages as
                      shown in the Policy Specifications.

LN655

VUL/SVUL ADDENDUM TO APPLICATION
HOME OFFICE LOCATION:  SYRACUSE, NEW YORK 13202

                                      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                     ADMINISTRATIVE MAILING ADDRESS: HARTFORD, CONNECTICUT 06103

====================================================================================================================================
1a.  Name of Proposed Insured A  (FIRST, MIDDLE INITIAL & LAST)

------------------------------------------------------------------------------------------------------------------------------------
1b.  Name of Proposed Insured B  (FIRST, MIDDLE INITIAL & LAST)

------------------------------------------------------------------------------------------------------------------------------------

1c.  Name of Owner  (PROVIDE FULL LEGAL NAME.)

------------------------------------------------------------------------------------------------------------------------------------
2a.  No Lapse Provision?  / / YES / / NO  (IF YES, ANSWER QUESTION 2b, IF APPLICABLE)
2b.  Indicate the No Lapse Provision you are applying for: (E.G. 10 YEARS, AGE 100, ETC.) _________________________________
     AVAILABILITY VARIES BY PRODUCT AND STATE.  THIS PROVISION IS NOT AVAILABLE WITH DEATH BENEFIT OPTION 3.  THE NO LAPSE
     PROVISION WILL ONLY BE EFFECTIVE IF ELECTED HERE AND IF THE NO LAPSE PREMIUM REQUIREMENT IS MET.
------------------------------------------------------------------------------------------------------------------------------------
3.   What level of risk are you most comfortable assuming for the underlying investment options in your life insurance policy?
      (CHECK ONE ONLY.)  / / Aggressive  / / Moderately Aggressive    / / Moderate   / / Moderately Conservative
====================================================================================================================================
4.   INITIAL PREMIUM PAYMENT ALLOCATIONS  ALLOCATION TO ANY ONE LINE MUST BE 1% OR MORE.  USE WHOLE PERCENTAGES ONLY.
     GRAND TOTAL OF ALL ALLOCATIONS MADE IN THIS SECTION OF THE APPLICATION MUST EQUAL 100%.  REFER TO SECTION 7 FOR DOLLAR COST
     AVERAGING ALLOCATIONS.
------------------------------------------------------------------------------------------------------------------------------------
_________ % FIXED ACCOUNT Transfer(s) from the Fixed Account may only be made during the 30-day period following each policy anniversary and is/are subject to a maximum annual limit of 20% of the Fixed Account value as of that policy anniversary, except as provided under the dollar cost averaging program according to the terms in the Product Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
[AIM VARIABLE INSURANCE FUNDS                                                Growth Portfolio (Service Class)
-----------------------------                                      ---------
            Growth Fund (Series I)                                           Overseas Portfolio (Service Class)
-----------                                                        ---------
            International Equity Fund (Series I)                   FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
-----------                                                        ----------------------------------------------------
            Value Fund (Series I)                                            Franklin Small Cap Fund  (Class 1)
-----------                                                        ---------
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.                                 Templeton Growth Securities Fund (Class 1)
--------------------------------------------                       ---------
            AllianceBernstein Small Cap Value Portfolio (Class A)  JANUS ASPEN SERIES
-----------                                                        ------------------
            Growth and Income Portfolio (Class A)                            Aggressive Growth Portfolio ( Service Shares)
-----------                                                        ---------
            Premier Growth Portfolio (Class A)                               Balanced Portfolio (Service Shares)
-----------                                                        ---------
            Technology Portfolio (Class A)                                   Worldwide Growth Portfolio (Service Shares)
-----------                                                        ---------

AMERICAN FUNDS INSURANCE SERIES                                    LINCOLN NATIONAL FUNDS
-------------------------------                                    ----------------------
            Global Small Capitalization Fund (Class 2)                       LN Aggressive Growth Fund, Inc.
-----------                                                        ---------
            Growth Fund  (Class 2)                                           LN Bond Fund, Inc.
-----------                                                        ---------
            Growth-Income Fund  (Class 2)                                    LN Capital Appreciation Fund, Inc.
-----------                                                        ---------
            International Fund (Class 2)                                     LN Global Asset Allocation Fund, Inc.
-----------
                                                                   ---------
DELAWARE GROUP PREMIUM FUND                                                  LN International Fund, Inc.
---------------------------                                        ---------
            Growth and Income Series (Standard Class)                        LN Money Market Fund, Inc.
-----------                                                        ---------
            High Yield Series (Standard Class)                               LN Social Awareness Fund, Inc.
-----------                                                        ---------
            REIT Series (Standard Class)                           MFS(R)VARIABLE INSURANCE TRUST
-----------                                                        ------------------------------
            Small Cap Value Series (Standard Class)                          Capital Opportunities Series (Initial Class)
-----------                                                        ---------
            Trend Series (Standard Class)                                    Emerging Growth Series (Initial Class)
-----------                                                        ---------
            U. S. Growth Series (Standard Class)                             Total Return Series (Initial Class)
-----------                                                        ---------
DEUTSCHE ASSET MANAGEMENT VIT FUNDS TRUST                                    Utilities Series (Initial Class)
-----------------------------------------                          ---------
            EAFE(R) Equity Index Fund                              NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
-----------                                                        ------------------------------------------
            Equity 500 Index Fund                                            Mid-Cap Growth Portfolio
-----------                                                        ---------
            Small Cap Index Fund                                             Regency Portfolio
-----------                                                        ---------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND                          PUTNAM VARIABLE TRUST
-----------------------------------------                          ---------------------
            Contrafund Portfolio (Service Class)                             Growth & Income Fund (Class IB)
-----------                                                        ---------
            Equity-Income Portfolio (Service Class)                          Health  Sciences Fund (Class IB) ]
-----------                                                        ---------
------------------------------------------------------------------------------------------------------------------------------------
NOTE: ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT
ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THE DEATH BENEFIT PROCEEDS AND THE CASH VALUES MAY INCREASE OR DECREASE IN
ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNT. ALSO, THE DEATH BENEFIT PROCEEDS MAY BE VARIABLE OR FIXED UNDER SPECIFIED
CONDITIONS.
====================================================================================================================================

                                       2

====================================================================================================================================
ELECTRONIC TRANSFER AUTHORIZATION

5. I/We authorize internet transfer instructions for :    / / Registered Representative/Agent

   I/We acknowledge that neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with an electronic transfer if the Company or such other person acted upon an electronic transfer instruction in good faith in reliance on this authorization.
------------------------------------------------------------------------------------------------------------------------------------
6. AUTOMATIC REBALANCING (THIS SERVICE IS NOT AVAILABLE IF DOLLAR COST AVERAGING IS SELECTED.  IF A BOX IS NOT CHECKED,
   AUTOMATIC REBALANCING WILL NOT BE PROVIDED AT ISSUE.)        / / Quarterly    / / Semi-Annual    / / Annual
====================================================================================================================================
           ****************** COMPLETE QUESTIONS 7a - 7d, ONLY IF ELECTING DOLLAR COST AVERAGING. ******************
====================================================================================================================================
DOLLAR COST AVERAGING IF DOLLAR COST AVERAGING (DCA) IS ELECTED, AN INITIAL PREMIUM ALLOCATION MUST BE MADE TO THE MONEY MARKET FUND
OR FIXED ACCOUNT (IF AVAILABLE, SEE PRODUCT PROSPECTUS). THESE TRANSFERS WILL CONTINUE FOR THE PERIOD SELECTED BELOW OR UNTIL THE
MONEY MARKET FUND OR FIXED ACCOUNT IS EXHAUSTED OR THE PROGRAM IS TERMINATED, AS PROVIDED UNDER THE POLICY AND PRODUCT PROSPECTUS.
------------------------------------------------------------------------------------------------------------------------------------
7a. Select one account to automatically transfer dollar amounts from:
    / / Money Market (DCA FROM THE MONEY MARKET TO THE MONEY MARKET IS NOT ALLOWED.)
    / / Fixed Account (IF AVAILABLE, SEE PRODUCT PROSPECTUS.)
------------------------------------------------------------------------------------------------------------------------------------
7b. Dollar Cost Averaging over the following period: (CHECK ONE.)  / / 12 Months (OR 4 QUARTERS)   / / 24 Months (OR 8 QUARTERS)
------------------------------------------------------------------------------------------------------------------------------------
7c. Select ONE Transfer Option (SEE THE PRODUCT PROSPECTUS FOR THE MINIMUM PER TRANSFER):
     / /  $_____________ monthly         / /  $_____________ quarterly
------------------------------------------------------------------------------------------------------------------------------------
7d. DOLLAR COST AVERAGE ALLOCATIONS: (ALLOCATION TO ANY ONE LINE MUST BE 1% OR MORE.  USE WHOLE PERCENTAGES ONLY. GRAND TOTAL
    OF ALL ALLOCATIONS MADE IN THIS SECTION OF THE APPLICATION MUST EQUAL 100%.
------------------------------------------------------------------------------------------------------------------------------------
[AIM VARIABLE INSURANCE FUNDS                                              Growth Portfolio (Service Class)
-----------------------------                                    --------
          Growth Fund (Series I)                                           Overseas Portfolio (Service Class)
---------                                                        ---------
          International Equity Fund (Series I)                   FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
---------                                                        -----------------------------------------------------
          Value Fund (Series I)                                            Franklin Small Cap Fund  (Class 1)
---------                                                        ---------
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.                               Templeton Growth Securities Fund (Class 1)
--------------------------------------------                     ---------
          AllianceBernstein Small Cap Value Portfolio (Class A)  JANUS ASPEN SERIES
---------                                                        ------------------
          Growth and Income Portfolio (Class A)                            Aggressive Growth Portfolio ( Service Shares)
---------                                                        ---------
          Premier Growth Portfolio (Class A)                               Balanced Portfolio (Service Shares)
---------                                                        ---------
          Technology Portfolio (Class A)                                   Worldwide Growth Portfolio (Service Shares)
---------                                                        ---------
AMERICAN FUNDS INSURANCE SERIES                                  LINCOLN NATIONAL FUNDS
-------------------------------                                  ----------------------
          Global Small Capitalization Fund (Class 2)                       LN Aggressive Growth Fund, Inc.
---------                                                        ---------
          Growth Fund  (Class 2)                                           LN Bond Fund, Inc.
---------                                                        ---------
          Growth-Income Fund  (Class 2)                                    LN Capital Appreciation Fund, Inc.
---------                                                        ---------
          International Fund (Class 2)                                     LN Global Asset Allocation Fund, Inc.
---------                                                        ---------
DELAWARE GROUP PREMIUM FUND                                                LN International Fund, Inc.
---------------------------                                      ---------
          Growth and Income Series (Standard Class)                        LN Money Market Fund, Inc. (NOT ALLOWED FROM MONEY
                                                                           MARKET.)
---------                                                        ---------
          High Yield Series (Standard Class)                               LN Social Awareness Fund, Inc.
---------                                                        ---------
          REIT Series (Standard Class)                           MFS(R)VARIABLE INSURANCE TRUST
---------                                                        ------------------------------
          Small Cap Value Series (Standard Class)                          Capital Opportunities Series (Initial Class)
---------                                                        ---------
          Trend Series (Standard Class)                                    Emerging Growth Series (Initial Class)
---------                                                        ---------
          U. S. Growth Series (Standard Class)                             Total Return Series (Initial Class)
---------                                                        ---------
DEUTSCHE ASSET MANAGEMENT VIT FUNDS TRUST                                  Utilities Series (Initial Class)
-----------------------------------------                        ---------
          EAFE(R)Equity Index Fund                               NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
---------                                                        ------------------------------------------
          Equity 500 Index Fund                                            Mid-Cap Growth Portfolio
---------                                                        ---------
          Small Cap Index Fund                                             Regency Portfolio
---------                                                        ---------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND                        PUTNAM VARIABLE TRUST
-----------------------------------------                        ---------------------
          Contrafund Portfolio (Service Class)                             Growth & Income Fund (Class IB)
---------                                                        ---------
          Equity-Income Portfolio (Service Class)                          Health  Sciences Fund (Class IB) ]
---------                                                        ---------
====================================================================================================================================

====================================================================================================================================
SUITABILITY ANSWERS TO QUESTIONS 8a - 15 ARE NOT REQUIRED IF THE POLICY  OWNER IS A TRUST.
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8a. Total Net Worth   $                      8b.  Total Household Income (EARNED & UNEARNED)
                          ------------------                                                                    --------------------
8c. Liquid Net Worth  $                      8d.  How much of Net Worth is in Stocks, Bonds and Mutual Funds?
                          ------------------                                                                    --------------------
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9.  Total face value of other Life Insurance?
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10. Marital Status: (CHECK ONE.)    / / Single     / / Married    / / Divorced   / / Widowed   / / Separated
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11. Number of Dependents:                                      12.  Date of Birth:
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13. Source of Premium Dollars: (CHECK ONE.)     / / Corporate    / / Individual    / / Irrevocable Trust
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14. Current Employer Name & Address:
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15. Occupation: (CHECK ONE.)  / / Business Owner   / / Executive  / / Professional  / / Retiree  / / Other: ________________
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16. Tax Filing Status: (CHECK ONE.)  / /  Single   / /   Head of Household    / / Partnership  / /  Non Taxable
                                     / /  Joint    / /   Corporation          / / Trust        / /  Other
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17. Time Horizon: (CHECK ONE.)   / /  5 - 7 years  / /  8 - 10 years  / /  11 - 15  years  / /  Other _________________
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18. For this policy, I/we am/are comfortable assuming: (CHECK ONE.)      / /  Low Risk   / /  Moderate Risk   / /  High Risk
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19. Name of any person(s) authorized to transact business on behalf of this entity:
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20. Does the Policy Owner have any affiliation with, or work for, a member of a Stock Exchange or the National Association of Securities Dealers, Inc., or other entity in dealing as agent or principal in securities?  (IF "YES", PROVIDE THE NAME
    AND ADDRESS OF THE COMPANY BELOW.)   / / Yes   / / No

    Company Name & Address:
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21. Name of Broker/Dealer: (PLEASE PRINT.)
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    Address:
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    Telephone:                                                                  Field Office Code:
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====================================================================================================================================

I/WE UNDERSTAND THAT VARIABLE UNIVERSAL LIFE IS A LIFE INSURANCE POLICY.

I/WE HAVE A CURRENT NEED FOR LIFE INSURANCE.

I/WE UNDERSTAND THAT THE CASH VALUE AND DEATH BENEFIT PROCEEDS OF A VARIABLE UNIVERSAL LIFE POLICY MAY INCREASE OR DECREASE BASED
UPON THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS, AND THAT A DECREASE IN CASH VALUE MAY CAUSE A LAPSE IN THE POLICY AND LOSS OF
LIFE INSURANCE COVERAGE.

I/WE HAVE READ THE QUESTIONS AND ANSWERS IN THIS VUL/SVUL ADDENDUM TO APPLICATION (ADDENDUM TO APPLICATION) AND DECLARE THAT THEY
ARE COMPLETE AND TRUE TO THE BEST OF MY (OUR) KNOWLEDGE AND BELIEF. I/WE AGREE, a) THAT THIS ADDENDUM TO APPLICATION AND APPLICATION
SHALL FORM A PART OF ANY POLICY ISSUED, AND b) THAT NO AGENT/REPRESENTATIVE OF THE COMPANY SHALL HAVE THE AUTHORITY TO WAIVE A
COMPLETE ANSWER TO ANY QUESTION IN THIS ADDENDUM TO APPLICATION, MAKE OR ALTER ANY CONTRACT, OR WAIVE ANY OF THE COMPANY'S OTHER
RIGHTS OR REQUIREMENTS.

I/WE ACKNOWLEDGE RECEIPT OF THE CURRENT PRODUCT PROSPECTUS AND FUNDS PROSPECTUS(ES).

I/WE HAVE BEEN INFORMED OF THE RISKS INVOLVED IN THIS LIFE INSURANCE POLICY AND I/WE BELIEVE THE VUL/SVUL PRODUCT IS SUITABLE GIVEN
MY/OUR OVERALL OBJECTIVE TOWARDS INVESTING AND TIME HORIZON.

ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND COST SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

   ------------------------------------------------      -----------------------------------------------       ---------------------
   SIGNATURE OF OWNER/TRUSTEE(PROVIDE OFFICER'S          WITNESS (LICENSED REPRESENTATIVE)                     DATE TITLE
   IF POLICY IS OWNED BY A CORPORATION.)

   ----------------------------------------------------------------------------
   DATED AT (CITY AND STATE)

   ------------------------------------------------------------          -------------------------
   SIGNATURE OF FIELD INVESTMENT REVIEWER                                DATE

B14a NY